Exhibit 99.1

Lexaria Receives Three Patent Grants and Two Notices of Allowance; Provides Patent Portfolio Guidance

Kelowna, British Columbia – September 7, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces strategic additions to its patent portfolio.

Three new Australian patents were granted to Lexaria by the Australian Patent Office, bringing the Company’s worldwide patent portfolio to eight issued patents: four each in the US and Australia. All eight patents are within Lexaria’s first patent family, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”, and significantly strengthen Lexaria’s intellectual property claims in the US and Australia. The three new Australian patents are projected to expire on June 10, 2035.

Meanwhile the US Patent & Trademark Office has issued two new Notices of Allowance for pending patent applications and the Company expects to receive corresponding US issued patents prior to year-end 2018. The Company is concurrently pursuing accelerated examination in Australia based on these US Notices of Allowance and expects two new Australian patents to also be issued prior to year-end 2018. If issued in both the US and Australia, the Company will then hold twelve issued patents within its first patent family and continues to pursue claims in corresponding pending applications within this first patent family around the world.

Lexaria has been working throughout 2018 to expand its patent portfolio as a result of positive developments from its many research projects. The Company defines a patent family as a set of related applications directed to a new particular invention, and that may include US provisional applications, PCT applications, national stage applications including the US, continuations thereof, as well as issued/granted patents.

On April 11, 2018 Lexaria reported that it was then managing six patent families. Lexaria has now filed a total of over 50 patent applications across nine current patent families. The Company is preparing at least seven additional patent applications that will each form the basis for a separate patent family. Lexaria expects to have filed the seven new patent applications before the end of 2018 and will then be managing sixteen patent families. The Company expects many patents to be granted within each of these patent families.

With over 50 patent applications filed worldwide across nine patent families and at least seven more patent families planned, the Company will disclose material patent filings and issuances, but not each patent-related development.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has eight patents granted in the USA and in Australia and has filed over 50 patent applications worldwide across nine patent families. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com
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FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
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FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact as can any results that cannot be reproduced in subsequent testing. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). TurboCBDTM, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

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